Exhibit 99.1
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COUNTRYWIDE HOME LOANS SERVICING LP


                              OFFICERS' CERTIFICATE
                     ANNUAL STATEMENT OF THE MASTER SERVICER


                                   CWMBS, INC.
                     CHL MORTGAGE PASS THROUGH TRUST 2003-39
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-39


     The undersigned do hereby certify that they are each an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (a "Master Servicer"), and do hereby further certify pursuant to Section 3.16 of the Pooling and Servicing Agreement for the above-captioned Series (the "Agreement") that:

     (i) A review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under the Agreement has been made under our supervision; and

     (ii) To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.




/s/ Joseph M. Candelario                             Dated: March 26, 2004
------------------------

JOSEPH M. CANDELARIO
FIRST VICE PRESIDENT AND COMPLIANCE OFFICER



/s/ Mark Wong                                        Dated: March 26,  2004
-------------

MARK WONG
SENIOR VICE PRESIDENT





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